UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Community Bank System, Inc. (the “Company”) was held on April 28, 2010 in Tunkhannock, Pennsylvania.  At the Annual Meeting, the Company’s shareholders approved all of the items presented which included (i) the election of eight (8) directors, all of whom were then serving as directors of the Company, for terms indicated below and until their successors are elected and qualified; and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010.  At the organizational meeting following the Annual Meeting, the Board appointed David C. Patterson as Chair of the Board.

The following table reflects the tabulation of the votes with respect to each director who was elected at the Annual Meeting:

For term expiring at the Annual Meeting in 2013:	For	Withheld	Broker Non-Vote
Mark J. Bolus	22,181,836	594,196	6,958,425
Nicholas A. DiCerbo	21,373,690	1,402,342	6,958,425
James A. Gabriel	12,406,039	10,369,993	6,958,425
Edward S. Mucenski	22,199,230	576,802	6,958,425
Charles E. Parente	19,433,705	3,342,327	6,958,425
For term expiring at the Annual Meeting in 2011:
John Parente	22,150,462	625,570	6,958,425
John F. Whipple, Jr.	22,191,910	584,122	6,958,425
For term expiring at the Annual Meeting in 2012:
Neil E. Fesette	22,189,824	586,208	6,958,425

The following table reflects the tabulation of the votes with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010:

For	Against	Abstain
27,522,051	188,000	109,812

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ George J. Getman
Name: George J. Getman
Title: Executive Vice President and General Counsel

Dated:  May 3, 2010